Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 16, 2016 relating to the consolidated financial statements, which appears in Apptio, Inc.’s Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-213334), filed on September 12, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

September 22, 2016